Exhibit 99.1

NEWS RELEASE

ICF Reports Second Quarter 2025 Results

―Second Quarter in Line with Expectations Led by 27% Revenue Growth in Commercial Energy―

―Margins Continue to Benefit From Favorable Mix―

―Maintains Full Year 2025 Guidance Framework with Improved Business Outlook―

―Expects a Return to Revenue and Earnings Growth in 2026―

Second Quarter Highlights:

•
Revenue Was $476 Million
•
Net Income Was $24 Million; GAAP EPS Was $1.28
•
Non-GAAP EPS1 Was $1.66
•
EBITDA1 Was $53.1 Million; Adjusted EBITDA1 Was $52.9 Million, or 11.1% of Total Revenues
•
Contract Awards Were $621 Million for a Quarterly Book-to-Bill Ratio of 1.30

RESTON, Va., July 31, 2025 — ICF (NASDAQ: ICFI), a leading global solutions and technology provider, reported results for the second quarter ended June 30, 2025.

Commenting on the results, John Wasson, chair and chief executive officer, said, “Second quarter results were in line with our expectations, demonstrating the benefits of our diversified client base, our agility in adapting to dynamic market conditions and ICF’s deep domain expertise and crosscutting capabilities that underpin our business development opportunities.

“Revenues from commercial, state and local and international government clients increased 13.8% and accounted for 57% of total second quarter revenues. This performance was led by continued robust growth in revenues from commercial energy clients, reflecting ICF’s market leadership in developing and implementing energy efficiency programs for utilities, as well as increased demand for our expertise in flexible load management, electrification and grid optimization. The capabilities that we have built through investments in these high-growth markets are well aligned with the needs of our utility clients as they address increasing electricity demand.

“As a result of the strong growth in our non-federal government client work, we delivered second quarter revenues at 2.4% below first quarter levels, after absorbing a 14.6% sequential decline in revenues from federal government clients.

“We are executing exceedingly well on our plan to maintain similar margins to those of 2024, while continuing to invest in growth markets and expanding our capabilities in AI and other technologies. Second quarter

Adjusted EBITDA margin expanded by approximately 20 basis points year-on-year, reflecting the increased mix of higher-margin commercial energy revenues and a 15.5% reduction in subcontractor and other direct costs. Margins also benefitted from cost management initiatives and a higher percentage of fixed price and time and material contracts, which accounted for 93% of our second quarter revenues, up from 88% last year, while cost reimbursement contracts were under 7%.

“This was a strong quarter for contract awards, which reached $621 million for a second quarter book-to-bill ratio of 1.30. Year-to-date our contract wins amounted to almost $1.1 billion, despite delays in new procurements in the federal government business. Our business development pipeline was $9.2 billion, supporting our confidence in ICF’s future performance.”

Second Quarter 2025 Results

Second quarter 2025 total revenue was $476.2 million, compared to $512.0 million reported in the second quarter of 2024 and $487.6 million in this year’s first quarter. Subcontractor and other direct costs were 23.6% of total revenues, compared to 25.9% in the comparable prior year period. Revenues excluding subcontractor and other direct costs decreased 4.0% as compared to last year’s second quarter. Gross margin increased 160 basis points to 37.3%, driven by the favorable change in business mix. Operating income was $40.0 million, compared to $42.4 million last year, and operating margin on total revenue was 8.4%, up from 8.3% in the second quarter of 2024. Net income totaled $23.7 million, versus $25.6 million in the prior year. Diluted EPS was $1.28 per share, compared to $1.36 a year ago. The company’s effective tax rate was 21.0% compared to 26.3% in the 2024 second quarter.

Non-GAAP EPS was $1.66 per share, versus $1.69 per share reported in the comparable period in 2024. EBITDA was $53.1 million, compared to $55.6 million reported in the year-ago quarter. Adjusted EBITDA was $52.9 million, and Adjusted EBITDA margin on total revenues was 11.1%, 20 basis points above the 2024 second quarter.

Cash flows from operations were $52 million in the second quarter and the company reduced its debt by $40 million, reflecting the continued strong cash generation of the business.

Backlog and New Business

Total backlog was $3.4 billion at the end of the second quarter of 2025. Funded backlog was $1.8 billion, or approximately 54% of the total backlog. The total value of contracts awarded in the 2025 second quarter was $621 million, representing a book-to-bill ratio of 1.30.

Government Revenue Second Quarter 2025 Highlights

Revenue from government clients was $319.6 million during the quarter.

•
U.S. federal government revenue was $204.7 million, compared to $273.5 million in the second quarter of 2024, and $239.6 million in this year’s first quarter. Year-on-year revenue comparisons were impacted by contract funding curtailments and a slower pace of project and procurement activity.

Federal government revenue accounted for 43.0% of total revenue, versus 53.4% of total revenue in the second quarter of 2024.
•
U.S. state and local government revenue was $85.6 million, similar to the $84.8 million reported in last year’s second quarter. State and local government clients represented 18.0% of total revenue, up from 16.6% in the second quarter of 2024.
•
International government revenue was $29.3 million, similar to the $28.7 million reported in the 2024 second quarter. Year-on-year revenue comparisons have been impacted by the slower-than-expected ramp up of recently won contracts. International government revenue represented 6.1% of total revenue, up from 5.6% in the prior year.

Key Government Contracts Awarded in the Second Quarter of 2025

Notable government contract awards won in the second quarter of 2025 included:

IT Modernization/Digital Transformation

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Two recompete contracts with a combined value of $167.3 million with a department of the U.S. federal government to develop and manage a comprehensive digital system of care and enhance an inspection management system for programs to meet the needs of military families.
•
A contract modification with a value of $70.0 million with a federal agency within the U.S. Department of Health and Human Services (HHS) to continue to provide digital modernization services.

Energy and Environment

•
A new subcontract with a value of $40.1 million to support a statewide building energy efficiency program for a state energy commission.
•
A new contract with a value of $7.8 million with a county of a Western U.S. state to deliver customized energy efficiency programs related to agriculture operations.
•
Several new task orders with a combined value of $5.0 million with a departmental public body in the United Kingdom to provide environmental research, monitoring and evaluation services.

Disaster Management

•
A contract modification with a value of $5.0 million with the government of a U.S. territory to continue to implement its disaster recovery grants management program.
•
A new contract with a value of $4.5 million with the public utilities commission of a Southwestern U.S. state to provide legal and regulatory advisory services.

Health and Social Programs

•
A recompete IDIQ contract with a value of $66.5 million with a U.S. federal agency to provide technical, engineering and programmatic support services.
•
A contract extension with a value of $18.0 million with an institute of the U.S. National Institutes of Health to provide comprehensive scientific and technical services related to public health.
•
Several recompete contracts and contract modifications with a combined value of $9.6 million with state and local health departments to administer health behavior surveys.

•
Several contract modifications with a combined value of $7.2 million with a federal agency within HHS to continue to provide training and technical assistance services.

Commercial Revenue Second Quarter 2025 Highlights

Commercial revenue was $156.6 million, up 25.2% year-over-year.

•
Commercial revenue accounted for 32.9% of total revenue, up from 24.4% of total revenue in the second quarter of 2024.
•
Energy markets revenue, which includes energy efficiency programs, increased 27.4% year-over-year and represented 88.3% of commercial revenue.

Key Commercial Contracts Awarded in the Second Quarter of 2025

Notable commercial awards won in the second quarter of 2025 included:

•
A contract modification with a multimillion-dollar value with a Northeastern U.S. utility to continue to provide implementation services for its portfolio of energy efficiency programs.
•
A new contract with a Midwestern U.S. utility to serve as administrator for its pilot program supporting the utility’s residential and commercial and industrial (C&I) programs.
•
A sole-source recompete contract with a Southeastern U.S. utility to administer its C&I energy efficiency program.
•
A recompete master services agreement with a U.S. energy company to provide environmental support services.
•
A new contract with a Mid-Atlantic U.S. electric generation and transmission cooperative to implement its demand-side management program for mobile home retrofits.

Dividend Declaration

On July 31, 2025, ICF declared a quarterly cash dividend of $0.14 per share, payable on October 10, 2025, to shareholders of record on September 5, 2025.

Summary and Outlook

“ICF’s diversified business model and agility have enabled us to navigate an evolving federal government business environment while driving strong growth in other areas of our portfolio.

“We are maintaining the guidance framework for 2025 that we provided at the time of our fourth quarter 2024 earnings release, while noting our improved business outlook. Based on year-to-date results and our current visibility, we do not foresee full year 2025 revenues declining by as much as 10% from 2024 levels, which was the floor indicated by our original guidance. We continue to expect adjusted EBITDA margins to be similar to those of 2024, and our reported GAAP and Non-GAAP EPS are likely to be at the higher end of our guidance framework. This guidance framework does not contemplate an extensive government shutdown this year, nor a prolonged period of pauses in funding modifications to existing contracts or new procurements. We continue to expect operating cash flow for 2025 to be approximately $150 million.

“Our increased confidence in ICF’s 2025 year-on-year comparisons is underpinned by our expectation for continued robust demand from our commercial energy clients, stable revenues from state and local government clients and the increasing ramp-up of recently won contracts by international government clients, together with the agility and resourcefulness that we have demonstrated in serving federal government clients.

“We are looking ahead to ICF’s return to revenue and earnings growth in 2026 supported by continued growth from our non-federal government clients, improvement from portions of our federal government business, and the continued support of our professional staff, who have shown a tremendous commitment to ICF and to our clients and have helped us manage through challenging industry conditions,” Mr. Wasson concluded.

1 Non-GAAP EPS, EBITDA and Adjusted EBITDA are Non-GAAP measurements. A reconciliation of all Non-GAAP measurements to the most applicable U.S. GAAP number is set forth below. Special charges are items that were included within our consolidated statements of comprehensive income but are not indicative of ongoing performance and have been presented net of applicable U.S. GAAP taxes. The presentation of Non-GAAP measurements may not be comparable to other similarly titled measures used by other companies.

About ICF

ICF is a leading global solutions and technology provider with approximately 9,000 employees. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements that are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

Note on Forward-Looking Non-GAAP Measures

The company does not reconcile its forward-looking Non-GAAP financial measures to the corresponding U.S. GAAP measures, due to the variability and difficulty in making accurate forecasts and projections and because not all of the information necessary for a quantitative reconciliation of these forward-looking Non-GAAP financial measures (such as the effect of share-based compensation or the impact of future extraordinary or non-recurring events like acquisitions) is available to the company without unreasonable effort. For the same reasons, the company is unable to estimate the probable significance of the unavailable information. The company provides forward-looking Non-GAAP financial measures that it believes will be achievable, but it cannot accurately predict all of the components of the adjusted calculations, and the U.S. GAAP financial measures may be materially different than the Non-GAAP financial measures.

Investor Contacts:

Lynn Morgen, ADVISIRY PARTNERS, lynn.morgen@advisiry.com +1.212.750.5800

David Gold, ADVISIRY PARTNERS, david.gold@advisiry.com +1.212.750.5800

Company Information Contact:

Lauren Dyke, ICF, lauren.dyke@ICF.com +1.571.373.5577

ICF International, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenue	$476,155	$512,029	$963,773	$1,006,465
Direct costs	298,425	329,331	600,967	639,864
Operating costs and expenses:
Indirect and selling expenses	123,017	127,091	254,908	256,185
Depreciation and amortization	14,702	13,200	29,497	27,065
Total operating costs and expenses	137,719	140,291	284,405	283,250
Operating income	40,011	42,407	78,401	83,351
Interest, net	(8,422)	(7,703)	(15,759)	(15,941)
Other (expense) income	(1,639)	36	(2,691)	1,666
Income before income taxes	29,950	34,740	59,951	69,076
Provision for income taxes	6,289	9,129	9,439	16,148
Net income	$23,661	$25,611	$50,512	$52,928

Earnings per Share:
Basic	$1.29	$1.37	$2.74	$2.82
Diluted	$1.28	$1.36	$2.72	$2.80

Weighted-average Shares:
Basic	18,403	18,738	18,454	18,748
Diluted	18,459	18,861	18,546	18,912

Cash dividends declared per common share	$0.14	$0.14	$0.28	$0.28

Other comprehensive income (loss), net of tax	6,158	(343)	3,445	341
Comprehensive income, net of tax	$29,819	$25,268	$53,957	$53,269

ICF International, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures(2)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Reconciliation of EBITDA and Adjusted EBITDA (3)
Net income	$23,661	$25,611	$50,512	$52,928
Interest, net	8,422	7,703	15,759	15,941
Provision for income taxes	6,289	9,129	9,439	16,148
Depreciation and amortization	14,702	13,200	29,497	27,065
EBITDA	53,074	55,643	105,207	112,082
Acquisition and divestiture-related expenses (4)	195	—	454	66
Severance and other costs related to staff realignment (5)	—	370	2,550	735
Charges and adjustments related to facility consolidations and office closures (6)	(394)	—	(138)	—
Pre-tax gain from divestiture of a business (7)	—	—	—	(1,715)
Total Adjustments	(199)	370	2,866	(914)
Adjusted EBITDA	$52,875	$56,013	$108,073	$111,168

Net Income Margin Percent on Revenue (8)	5.0%	5.0%	5.2%	5.3%
EBITDA Margin Percent on Revenue (9)	11.1%	10.9%	10.9%	11.1%
Adjusted EBITDA Margin Percent on Revenue (9)	11.1%	10.9%	11.2%	11.0%

Reconciliation of Non-GAAP Diluted EPS (3)
U.S. GAAP Diluted EPS	$1.28	$1.36	$2.72	$2.80
Acquisition and divestiture-related expenses	—	—	0.01	—
Severance and other costs related to staff realignment	—	0.02	0.14	0.04
Charges and adjustments related to facility consolidations and office closures (10)	(0.02)	—	(0.01)	0.04
Pre-tax gain from divestiture of a business	—	—	—	(0.09)
Amortization of intangible assets acquired in business combinations (11)	0.50	0.44	1.01	0.88
Income tax effects of the adjustments (12)	(0.10)	(0.13)	(0.26)	(0.21)
Non-GAAP Diluted EPS	$1.66	$1.69	$3.61	$3.46

(2) These tables provide reconciliations of Non-GAAP financial measures to the most applicable U.S. GAAP numbers. While we believe that these Non-GAAP financial measures may be useful in evaluating our financial information, they should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with U.S. GAAP. Other companies may define similarly titled Non-GAAP measures differently and, accordingly, care should be exercised in understanding how we define these measures.

(3) Reconciliations of EBITDA, Adjusted EBITDA, and Non-GAAP Diluted EPS were calculated using numbers as reported in U.S. GAAP.

(4) These are primarily third-party costs related to acquisitions and integration of acquisitions.

(5) These costs are due to involuntary employee termination benefits for (i) our officers and (ii) group of employees who have been notified that they will be terminated as part of a business reorganization or exit.

(6) These charges and adjustments are related to a previously exited leased facility which we will continue to pay until the contractual obligations are satisfied but with no economic benefit to us, and the closure of certain international offices.

(7) Pre-tax gain related to the 2023 divestiture of our U.S. commercial marketing business which includes contingent gains realized in the first quarter of 2024.

(8) Net Income Margin Percent on Revenue was calculated by dividing net income by revenue.

(9) EBITDA Margin Percent and Adjusted EBITDA Margin Percent on Revenue were calculated by dividing the Non-GAAP measure by the corresponding revenue.

(10) These are office closure charges and adjustments previously included in Adjusted EBITDA and accelerated depreciation related to fixed assets for planned office closures.

(11) The amortization of intangible assets acquired from business combinations totaled $9.2 million and $8.3 million for the three months ended June 30, 2025 and 2024, respectively, and $18.7 million and $16.6 million for the six months ended June 30, 2025 and 2024, respectively.

(12) Income tax effects were calculated using the effective tax rate, adjusted for certain discrete items, if any, of 21.0% and 26.3% for the three months ended June 30, 2025 and 2024, respectively, and 23.1% and 23.4% for the six months ended June 30, 2025 and 2024, respectively.

ICF International, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$6,981	$4,960
Restricted cash	19,907	13,857
Contract receivables, net	212,829	256,923
Contract assets	236,227	188,941
Prepaid expenses and other assets	22,148	21,133
Income tax receivable	8,136	6,260
Total Current Assets	506,228	492,074
Property and Equipment, net	62,094	66,503
Other Assets:
Goodwill	1,253,025	1,248,855
Other intangible assets, net	95,618	111,701
Operating lease - right-of-use assets	111,701	115,531
Deferred tax assets	13,234	1,603
Other assets	32,091	30,086
Total Assets	$2,073,991	$2,066,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$123,835	$159,522
Contract liabilities	23,913	24,580
Operating lease liabilities	20,708	20,721
Finance lease liabilities	2,657	2,612
Accrued salaries and benefits	90,194	105,773
Accrued subcontractors and other direct costs	48,383	49,271
Accrued expenses and other current liabilities	83,809	86,701
Total Current Liabilities	393,499	449,180
Long-term Liabilities:
Long-term debt	462,319	411,743
Operating lease liabilities - non-current	148,631	155,935
Finance lease liabilities - non-current	9,921	11,261
Other long-term liabilities	59,229	55,775
Total Liabilities	1,073,599	1,083,894

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, par value $.001; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.001; 70,000,000 shares authorized; 24,336,393 and 24,186,962 shares issued at June 30, 2025 and December 31, 2024, respectively; 18,428,490 and 18,666,290 shares outstanding at June 30, 2025 and December 31, 2024, respectively	24	24
Additional paid-in capital	454,425	443,463
Retained earnings	920,135	874,772
Treasury stock, 5,907,903 and 5,520,672 shares at June 30, 2025 and December 31, 2024, respectively	(361,891)	(320,054)
Accumulated other comprehensive loss	(12,301)	(15,746)
Total Stockholders’ Equity	1,000,392	982,459
Total Liabilities and Stockholders’ Equity	$2,073,991	$2,066,353

ICF International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
(in thousands)	2025	2024
Cash Flows from Operating Activities
Net income	$50,512	$52,928
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	(505)	1,552
Deferred income taxes and unrecognized income tax benefits	(14,084)	(10,233)
Non-cash equity compensation	8,438	8,225
Depreciation and amortization	29,497	27,066
Gain on divestiture of a business	—	(1,715)
Other operating adjustments, net	3,604	470
Changes in operating assets and liabilities, net of the effects of acquisitions:
Net contract assets and liabilities	(43,619)	(23,561)
Contract receivables	47,300	(5,828)
Prepaid expenses and other assets	(2,226)	3,787
Operating lease assets and liabilities, net	(3,556)	(399)
Accounts payable	(36,534)	(23,569)
Accrued salaries and benefits	(16,256)	5,905
Accrued subcontractors and other direct costs	(2,502)	7,335
Accrued expenses and other current liabilities	1,675	13,075
Income tax receivable and payable	(1,749)	(3,633)
Other liabilities	(1,072)	(770)
Net Cash Provided by Operating Activities	18,923	50,635

Cash Flows from Investing Activities
Payments for purchase of property and equipment and capitalized software	(9,202)	(10,392)
Proceeds from divestiture of a business	—	1,715
Other investing, net	403	—
Net Cash Used in Investing Activities	(8,799)	(8,677)

Cash Flows from Financing Activities
Advances from working capital facilities	755,651	660,396
Payments on working capital facilities	(705,626)	(657,420)
Proceeds from other short-term borrowings	7,605	36,783
Repayments of other short-term borrowings	(15,365)	(46,933)
Receipt of restricted contract funds	—	1,269
Payment of restricted contract funds	—	(3,583)
Dividends paid	(5,199)	(5,257)
Net payments for stock issuances and share repurchases	(39,313)	(30,618)
Other financing, net	(1,297)	(1,145)
Net Cash Used in Financing Activities	(3,544)	(46,508)
Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	1,491	(131)

Net Change in Cash, Cash Equivalents, and Restricted Cash	8,071	(4,681)
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	18,817	9,449
Cash, Cash Equivalents, and Restricted Cash, End of Period	$26,888	$4,768

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$14,904	$15,270
Income taxes	$25,837	$31,107

ICF International, Inc. and Subsidiaries

Supplemental Schedule (13)

Revenue by client market	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Energy, environment, infrastructure, and disaster recovery	52%	46%	51%	46%
Health and social programs	33%	38%	34%	38%
Security and other civilian & commercial	15%	16%	15%	16%
Total	100%	100%	100%	100%

Revenue by client type	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
U.S. federal government	43%	53%	46%	55%
U.S. state and local government	18%	17%	17%	16%
International government	6%	6%	6%	5%
Total Government	67%	76%	69%	76%
Commercial	33%	24%	31%	24%
Total	100%	100%	100%	100%

Revenue by contract mix	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Time-and-materials	43%	43%	43%	42%
Fixed-price	50%	46%	49%	46%
Cost-based	7%	11%	8%	12%
Total	100%	100%	100%	100%

(13) As is shown in the supplemental schedule, we track revenue by key metrics that provide useful information about the nature of our operations. Client markets provide insight into the breadth of our expertise. Client type is an indicator of the diversity of our client base. Revenue by contract mix provides insight in terms of the degree of performance risk that we have assumed.